Exhibit 10.3(7)

Execution Copy

AMENDMENT NUMBER SEVEN

TO THE

UPS SAVINGS PLAN

WHEREAS, United Parcel Service of America, Inc. (the “Company”) and its affiliated corporations maintain the UPS Savings Plan (the “Plan”) as amended and restated effective January 1, 1998;

WHEREAS, the Board of Directors of the Company reserved the right in Section 14.1 of the Plan to amend, modify or change the Plan from time to time; and

WHEREAS, this amendment to the Plan is adopted to (1) reflect applicable provisions of the final Treasury Regulations under Sections 401(k) and (m) of the Internal Revenue Code issued December 29, 2004 and generally effective January 1, 2006, (2) use the statutory term, “Severance from Employment” instead of “Separation from Service” and (3) remove the requirement that a participant be at least age 55 and have at least ten years of service to elect an installment distribution from the plan after his or her separation from service.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors of United Parcel Service of America, Inc. by Section 14.1 of the UPS Savings Plan, the UPS Savings Plan is hereby amended, as follows:

1. By amending the entire Plan, effective January 1, 2006, to replace the defined term “Separation from Service” with the term “Severance from Employment” wherever it appears.

2. By amending Section 1.51, Separation from Service, effective January 1, 2006, to read as follows:

1.51 Severance from Employment - means:

(a )

(1) Effective as of January 1, 2002, the date on which an individual terminates employment with all Affiliates by reason of a voluntary quit, retirement, death, period of Disability of more than 52 weeks, discharge, failure to return from layoff or authorized leave of absence, or for any other reason (unless a grievance is pending) provided such separation constitutes a “severance from employment” within the meaning of Code § 401(k) and further provided that a Severance from Employment shall not occur with respect to any Participant as a result of a transaction if his or her new employer following the transaction agrees to assume this Plan or agrees to assume assets and liabilities of this Plan attributable to such Participant. A discharge will not be treated as a Severance from Employment while a grievance is pending but, if the discharge is upheld, will be treated as a Severance from Employment as of the date of the discharge.

(2) Effective before January 1, 2002 but on or after May 1, 2000, the date on which an individual terminates employment with all Affiliates by reason of a voluntarily quit, retirement, death, the end of a period of disability of more than 52 weeks at which time a physician certifies that the individual is currently disabled and unable to return to work for an Affiliate, discharge, failure to return from layoff or authorized leave of absence, or for any other reason (unless a grievance is pending) provided for periods before January 1, 2002, such separation constitutes a “Severance from Employment” within the meaning of Code § 401(k).

(3) Effective before May 1, 2000, the earlier of the date under Section 1.51(a)(1) or the date on which a 12-consecutive month period ends during which the individual did not perform an Hour of Service.

(b) A transfer from one Affiliate to another will not result in a Severance from Employment.

(c) A discharge will not result in a Severance from Employment for any purpose while a grievance is pending but, if the discharge is upheld, the Severance from Employment will be the date of the discharge.

Notwithstanding the foregoing, and solely for the purpose of determining the length of a Period of Service before May 1, 2000, in the case of an Employee who ceases active employment (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, “Severance from Employment” shall mean the second anniversary of said cessation of active employment.

3. By amending Section 5.4(b), Aggregation with Other Plans or Arrangements, effective January 1, 2006, to read as follows:

(b) Aggregation with Other Plans or Arrangements. The ADP for any Highly Compensated Employee will be determined as if all contributions made on behalf of such Highly Compensated Employee during the same Plan Year under one, or more than one, other plan described in Code § 401(k) maintained by an Affiliate had been made under this Plan or, at the option of the Committee, the Plan may be permissively aggregated with such other plans if they have the same Plan Year and use the same ADP testing method. If this Plan satisfies the coverage requirements of Code § 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the coverage requirements of Code § 410(b) only if aggregated with this Plan, this Section 5.4 will be applied by determining the ADPs of all Participants as if all those plans were a single plan.

4. By amending Section 5.4(c), Other Requirements and Elections, effective January 1, 2006, to insert a new sentence at the end of such paragraph, as follows:

If the Plan applies Code § 410(b)(4)(B) (exclusion of employees less than age 21 or without one year of service) for Code § 410(b) testing purposes the Plan will perform the ADP Test using the ADP of each eligible Highly Compensated Employee for the Plan Year and the ADP of each eligible Nonhighly Compensated Employee for the preceding Plan Year, disregarding each eligible Nonhighly Compensated Employee who was not age 21 or had not completed one year of service by the end of the preceding Plan Year.

5. By amending Section 5.4(d)(1), Refund of Excess Contributions, effective January 1, 2006, to insert the following sentence at the end of such Section:

In the case of a Highly Compensated Employee who is an eligible employee in more than one plan of an Affiliate to which elective contributions are made, the amount of the Excess Contributions refunded to the Highly Compensated Employee for any Plan Year must not exceed the amount of his or her Pre-Tax Contributions actually contributed to the Plan for the Plan Year.

6. By amending Section 5.4(d)(2), Determination of Investment Gain or Loss, effective January 1, 2006, to add the following sentence at the end of such Section.

Notwithstanding the previous sentence, effective only for the 2006 Plan Year and only to the extent the Internal Revenue Service fails to provide guidance permitting the Plan to ignore investment gain or loss for the period after the close of the Plan Year and prior to distribution of Excess Contributions, (the “gap period”), gap period income shall be distributed and shall be determined using the safe harbor method for allocating gap period income described in Treasury Regulation 1.401(k)-2(b)(2)(iv)(D).

7. By amending Section 5.5(b)(1), effective January 1, 2006, to revise the first sentence to read as follows:

The ACP for each Participant who is an Eligible Employee will be determined by aggregating this Plan with the QSOP.

8. By amending Section 5.5(b)(2), effective January 1, 2006, to insert the phrase “before 2006” immediately following the phrase “Plan Year” when it first appears in such Section.

9. By amending Section 5.5(d)(1), effective January 1, 2006, to read as follows:

(1) Distribution or Forfeiture of Excess Aggregate Contributions.

Notwithstanding any other provision of this Plan, Excess Aggregate Contributions made for any Plan Year adjusted for investment gains and losses will be distributed from the Accounts of Highly Compensated Employees no later than the last day of the immediately following Plan Year.

The Excess Aggregate Contributions will be distributed on behalf of each Highly Compensated Employee, starting with the Highly Compensated Employee who has the largest sum of those contributions and ending when the Excess Aggregate Contributions are distributed. The Excess Aggregate Contributions will first be reduced by distributing After-Tax Contributions from this Plan, and then by distributing SavingsPLUS Contributions from the QSOP. If a distribution cannot be made from this Plan because After-Tax Contributions have been transferred to the QSOP (without having been transferred back to this Plan), then the distribution will be made from the Highly Compensated Employee’s savings plan after-tax contribution account in the QSOP.

In the case of a Highly Compensated Employee who is an eligible employee in more than one plan of an Affiliate to which employee and matching contributions are made, the amount of the Excess Aggregate Contributions refunded to the Highly Compensated Employee for any Plan Year must not exceed the amount of his or her After-Tax Contributions and SavingsPLUS Contributions actually contributed to the Plan or the QSOP for the Plan Year.

10. By amending Section 5.5(d)(2), Determination of Investment Gain or Loss, effective January 1, 2006, to add the following sentence at the end of such Section.

Notwithstanding the previous sentence, effective only for the 2006 Plan Year and only to the extent the Internal Revenue Service fails to provide guidance permitting the Plan to ignore investment gain or loss for the period after the close of the Plan Year and prior to distribution of Excess Aggregate Contributions (the “gap period”), gap period income shall be distributed and shall be determined using the safe harbor method of allocating gap period income outlined in Treasury Regulation 1.401(m)-2(b)(2)(iv)(D).

11. By amending Section 9.5(b), Special Installment Option, effective January 1, 2007, to insert a new paragraph at the end of such Section.

Effective January 1, 2007, a Participant may elect to receive monthly installment distributions following a Severance from Employment without satisfying the requirements of item (1) in the immediately preceding paragraph.

12. By amending Section 9.8(c)(1), Financial Need, effective January 1, 2006, by removing the “or” at the end of subsection 9.8(c)(1)(iii), replacing the period with a comma at the end of subsection 9.8(c)(1)(iv), and inserting new subsections (v) and (vi), to read as follows:

(v) Payment for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code § 152, without regard to Code § 152(d)(1)(B)), or

(vi) Expenses for the repair or damage to the Participant’s principal residence that qualify for the casualty deduction under Code § 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

13. By amending Sections 9.8(c)(1)(i), 9.8(c)(1)(iii), 10.1(a)(2) and 10.1(a)(3), effective January 1, 2006, to replace the parenthetical “(as defined in Code § 152)” with the parenthetical “(as defined in Code § 152, without regard to Code §§ 152(b)(1), 152(b)(2) and 152(d)(1)(B))”.

14. By amending Section 9.8(c)(2)(ii), effective January 1, 2006, by inserting the phrase “from any employee stock ownership plan under Code § 404(k),” immediately after the parenthetical in such Section.

15. By amending Section 10.1(a), Hardship Loans, effective January 1, 2007, by inserting a new subsection (7), to read as follows:

(7) Effective January 1, 2007, expenses for the repair or damage to the Participant’s principal residence that qualify for the casualty deduction under Code § 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

16. By amending Section 14.2, Termination, effective January 1, 2006, to delete the “.” at the end of the Section and replace it with “and Code § 401(k).”.

17. By amending Section 14.3.7, Overnite Corporation and Overnite Transportation Company, of Appendix 14.3, effective January 1, 2006, to insert a new Section 14.3.7(e), to read as follows:

(e) 2006 Plan Year Non-Discrimination Testing. Effective January 1, 2006, Article V, Limitations of Contributions and Allocations, of this Plan shall apply to any elective contributions a Participant made to the Overnite Plan during the 2006 Plan Year.

18. By amending Section 14.3.8, Motor Cargo, of Appendix 14.3, effective January 1, 2006, to insert a new Section 14.3.8(e), to read as follows:

(e) 2006 Plan Year Non-Discrimination Testing. Effective January 1, 2006, Article V, Limitations of Contributions and Allocations, of this Plan shall apply to any elective contributions a Participant made to the Motor Cargo Plan during the 2006 Plan Year.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action taken by its Board of Directors has caused this Amendment No. 7 to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/S/ TERI P. MCCLURE	/S/ MICHAEL L. ESKEW
Teri P. McClure	Michael L. Eskew
Secretary	Chairman

Date: December 19, 2006	Date: December 19, 2006